Exhibit 99.1

Cray Media:	Investors:
Juliet McGinnis	Paul Hiemstra
206/701-2152	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS
Company Receives Exascale Award from Oak Ridge National Laboratory

Seattle, WA - May 7, 2019 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its first quarter ended March 31, 2019.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the first quarter of 2019 was $72 million, compared to $80 million in the first quarter of 2018. Net loss for the first quarter of 2019 was $29 million, or $0.72 per diluted share, compared to net loss of $25 million, or $0.62 per diluted share in the first quarter of 2018. Non-GAAP net loss was $26 million, or $0.63 per diluted share for the first quarter of 2019, compared to non-GAAP net loss of $21 million, or $0.53 per diluted share in the first quarter of 2018.

Overall gross profit margin on a GAAP and non-GAAP basis for the first quarter of 2019 was 36% and 37%, respectively, compared to 34% on a GAAP and non-GAAP basis in the first quarter of 2018.

Operating expenses for the first quarter of 2019 were $56 million, compared to $52 million in the first quarter of 2018. Non-GAAP operating expenses for the first quarter of 2019 were $53 million, compared to $49 million in the first quarter of 2018. Net Research and Development expenses increased by $6 million in the first quarter of 2019 compared to the first quarter of 2018, driven primarily by the timing of certain milestone reimbursements.

As of March 31, 2019, cash and restricted cash totaled $222 million. Working capital at the end of 2019 was $263 million, compared to $291 million at December 31, 2018.

“We are incredibly honored to have been selected to deliver ‘Frontier’, an exascale supercomputer to the U.S. Department of Energy’s Oak Ridge National Laboratory, which was announced earlier today,” said Peter Ungaro, president and CEO of Cray. “This transformative award serves as further validation for our next-generation Shasta architecture, which will enable groundbreaking research and AI at unprecedented scale. This is a truly historic win for our company, representing the largest contract we’ve ever received, and with our recent Aurora system at Argonne, the second exascale award for our Shasta platform.”

Ungaro added, “We continue to expect 2019 to be a transition year as we do not plan to begin shipping Shasta systems until the end of the year. However, with growing momentum and continued execution, we are well positioned to expand on our market leadership position and deliver strong long-term growth.”

Outlook
For 2019, while a wide range of results remains possible, Cray continues to expect revenue to grow modestly compared to 2018. Revenue is expected to be about $70 million for the second quarter of 2019. For the year, GAAP and non-GAAP gross margins are expected to be in the 30% range. Operating expenses will increase in 2019, primarily driven by investments made toward the exascale award announced today. For 2019, non-GAAP operating expenses are expected be in the range of $215 million for the year, and total non-GAAP adjustments are expected to be about $16 million, driven primarily by share-based compensation. Based on this outlook, the Company continues to expect a substantial GAAP and non-GAAP net loss for 2019.

Cray’s effective GAAP and non-GAAP tax rates for 2019 are both expected to be in the low single-digit range.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
Today, May 7, Cray and the U.S. Department of Energy (DOE) announced that Cray will deliver “Frontier” for the DOE’s Oak Ridge National Laboratory. Frontier will be based on Cray’s new Shasta architecture and Slingshot interconnect and will feature future generation AMD EPYC CPU and Radeon Instinct GPU technology. This award is valued at more than $600 million in total combined value, including the system build and development contracts. Final system delivery is expected in 2021, with acceptance anticipated in 2022.

•
In May, Cray announced that the Central Institution for Meteorology and Geodynamics in Austria selected Cray to support a multi-year weather “nowcasting” project with the University of Vienna to benefit society and industry. This is the fourth weather center to select Cray to run advanced machine learning and AI.

•
In March, Cray announced that a Cray Shasta system will be the first U.S. exascale supercomputer. Cray was selected as a subcontractor to Intel to deliver the system to the U.S. Department of Energy’s Argonne National Laboratory. The system is expected to be delivered in 2021 and will feature Cray’s Shasta architecture, software stack and Slingshot interconnect. The program contract is expected to be finalized in mid-2019, and is valued at more than $100 million to Cray.

•
In February, Cray announced that it was awarded contracts with Eclipse Holdings Ltd. to expand and upgrade the South African Weather Service’s (SAWS) Cray XC30-AC supercomputer and ClusterStor L300 storage system used for operational weather forecasting.

•	In April, Cray announced updates to its product line to support Intel Xeon Gold 6200 processors and Intel Xeon Platinum 8200 processors in both the Cray CS500 and XC50 supercomputers.

•
In March, Cray announced that it appointed John Dinning as its new senior vice president of products. Dinning brings over two decades of experience strategically guiding technology companies through market positioning, growth and business transformation.

•
In February, Cray announced that its Board of Directors elected Stephen E. Gold as a member of the Board and appointed him to the Strategic Technology Assessment Committee. Mr. Gold has over 30 years of Fortune 100 and entrepreneurship experience.

Conference Call Information
Cray will host a conference call today, Tuesday, May 7, 2019 at 1:15 p.m. PT (4:15 p.m. ET) to discuss its first quarter ended March 31, 2019 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806. International callers should dial

(409) 217-8435 and use the conference ID #3849985. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #3849985. The conference call replay will be available for 72 hours, beginning at 4:30 p.m. PT on Tuesday, May 7, 2019.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent, or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Cray Inc. (Nasdaq:CRAY) combines computation and creativity so visionaries can keep asking questions that challenge the limits of possibility. Drawing on more than 45 years of experience, Cray develops the world’s most advanced supercomputers, pushing the boundaries of performance, efficiency and scalability. Cray continues to innovate today at the convergence of data and discovery, offering a comprehensive portfolio of supercomputers, high-performance storage, data analytics and artificial intelligence solutions. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market, Cray’s ability to grow in the future, and its product development, sales, and delivery plans. These statements involve current expectations, forecasts of future events, and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray is not able to successfully complete the modifications to its subcontract with Intel for delivery of the system to Argonne when expected or at all, the risk the terms, including financial terms, of the subcontract with Intel, if and when completed, are not as favorable to Cray as expected, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that Cray is not able to successfully complete its planned product development efforts or to ship Shasta systems within the planned timeframe or at all, the risk that Shasta systems will not have the features, performance or components currently planned, the risk that processors and interconnect technology planned for Cray Shasta systems or current Cray systems are not available when expected or with the performance or pricing expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered, or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence, and commercial markets as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that government funding to Cray for research and development projects is less than expected, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components is material, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, in the Current Report on Form 8-K describing the Oak Ridge National Laboratory award filed today and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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ClusterStor, CRAY, and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, Shasta, Slingshot, and the CS and XC families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product	$34,158	$44,454
Service	37,388	35,140
Total revenue	71,546	79,594
Cost of revenue:
Cost of product revenue	26,102	34,045
Cost of service revenue	19,420	18,597
Total cost of revenue	45,522	52,642
Gross profit	26,024	26,952
Operating expenses:
Research and development, net	35,786	29,892
Sales and marketing	14,275	15,665
General and administrative	5,942	5,779
Restructuring	—	476
Total operating expenses	56,003	51,812
Loss from operations	(29,979)	(24,860)

Other expense, net	(247)	(382)
Interest income, net	925	713
Loss before income taxes	(29,301)	(24,529)
Income tax expense	(119)	(479)
Net loss	$(29,420)	$(25,008)

Basic net loss per common share	$(0.72)	$(0.62)
Diluted net loss per common share	$(0.72)	$(0.62)

Basic weighted average shares outstanding	40,945	40,436
Diluted weighted average shares outstanding	40,945	40,436

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$205,121	$228,434
Restricted cash	1,281	1,300
Accounts and other receivables, net	65,986	87,819
Inventory	80,516	80,360
Prepaid expenses and other current assets	22,778	22,331
Total current assets	375,682	420,244

Long-term restricted cash	16,030	16,030
Property and equipment, net	36,373	35,737
Operating lease right-of-use assets	33,649	—
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	2,897	3,178
Other non-current assets	21,623	27,761
TOTAL ASSETS	$500,436	$517,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,035	$32,847
Accrued payroll and related expenses	10,743	23,703
Other accrued liabilities	12,915	10,805
Customer contract liabilities	64,021	61,983
Total current liabilities	112,714	129,338

Long-term customer contract liabilities	26,615	32,021
Long-term operating lease liabilities	40,871	—
Other non-current liabilities	2,564	12,394
TOTAL LIABILITIES	182,764	173,753

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 41,096,605 and 40,893,807 shares, respectively	651,441	647,045
Accumulated other comprehensive income	2,355	3,208
Accumulated deficit	(336,124)	(306,874)
TOTAL SHAREHOLDERS’ EQUITY	317,672	343,379
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$500,436	$517,132

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2019
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(29.4)	$(0.72)	$(30.0)	$26.0	$56.0

Share-based compensation	(1)	3.6		3.6	0.2	3.4
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Income tax on reconciling items	(4)	(0.8)
Other items impacting tax provision	(5)	0.7
Total reconciling items		3.8	0.09	3.9	0.4	3.5

Non-GAAP		$(25.6)	$(0.63)	$(26.1)	$26.4	$52.5

		Three Months Ended March 31, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(25.0)	$(0.62)	$(24.9)	$27.0	$51.8

Share-based compensation	(1)	2.9		2.9	0.2	2.7
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Restructuring	(3)	0.5		0.5		0.5
Income tax on reconciling items	(4)	(0.8)
Other items impacting tax provision	(5)	0.7
Total reconciling items		3.6	0.09	3.7	0.4	3.3

Non-GAAP		$(21.4)	$(0.53)	$(21.2)	$27.4	$48.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21%
(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2019
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$8.0	24%	$18.0	48%	$26.0	36%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	—%	0.4	1%

Non-GAAP		$8.3	24%	$18.1	48%	$26.4	37%

		Three Months Ended March 31, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$10.5	23%	$16.5	47%	$27.0	34%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	1%	0.1	—%	0.4	—%

Non-GAAP		$10.8	24%	$16.6	47%	$27.4	34%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2019	2018
GAAP Net Loss		$(29.4)	$(25.0)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.2
Amortization of acquired and other intangibles	(2)	0.2	0.2
Total adjustments impacting gross profit		0.4	0.4

Non-GAAP gross margin percentage		37%	34%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.4	2.7
Amortization of acquired and other intangibles	(2)	0.1	0.1
Restructuring	(3)	—	0.5
Total adjustments impacting operating expenses		3.5	3.3

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	(0.8)	(0.8)
Other items impacting tax provision	(5)	0.7	0.7
		(0.1)	(0.1)

Non-GAAP Net Loss		$(25.6)	$(21.4)

Non-GAAP Diluted Net Loss per common share		$(0.63)	$(0.53)

Diluted weighted average shares		40.9	40.4

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21%
(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets.